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                                                                    Exhibit 10.8

                     [Applegate & Collatos, Inc. letterhead]

                                  June 13, 2003

Strictly Confidential
---------------------

CBD Media LLC
312 Plum Street, Suite 900
Cincinnati, Ohio 45202

          Re: Amendment to Letter Agreement
              -----------------------------

Gentlemen:

     The purpose of this Amendment (this "Amendment") is to amend that certain letter agreement between Applegate & Collatos, Inc. ("ACI") and CBD Media LLC ("CBD") (the "Letter Agreement") pursuant to which ACI has been engaged to provide CBD advisory and other services on the terms and conditions set forth therein.

          1. Paragraph 1 of the Letter Agreement is hereby amended and restated to read in its entirety as follows:

          "Management Fees. CBD agrees to pay ACI a quarterly management fee of $500,000 (the "Management Fee") for the services provided by ACI as more fully described in the Letter Agreement. The Management Fee shall be payable by CBD to ACI in cash in quarterly installments in advance at the beginning of each calendar quarter, commencing on the date of the closing of the transactions (the "Transaction") contemplated by that certain Purchase Agreement dated as of June 13, 2003 among CBD, CBD Finance, Inc., a Delaware corporation, and the Initial Purchasers, as listed on the signature pages thereto, as amended (pro rated for the portion of the calendar quarter from the closing date of the Transaction through June 30, 2003) and each July 1, October 1, January 1 and April 1 thereafter during the term of Letter Agreement."

          2. Except as expressly provided herein, the Letter Agreement is unchanged and remains in full force and effect

          3.   Miscellaneous.

               a. Applicable Law. This shall be governed by and construed in accordance with the laws of New York without regard to the principles of conflicts of law thereof.

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               b.  Amendments. This Amendment may be amended, modified or supplemented only by a written instrument executed by both parties.

               c. Section and Other Headings. The section and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

               d. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               e. Entire Agreement. This Amendment contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matters.

     If the terms of our engagement as set forth in this Amendment are satisfactory, kindly sign the enclosed copy of this Amendment and return it to ACI.

                                        Very truly yours,

                                        Applegate & Collatos, Inc.


                                        By:       /s/  Brion B. Applegate
                                           -------------------------------------
                                           Name: Brion B. Applegate
                                           Its: President

Accepted:

CBD Media LLC


By:     /s/  Douglas Myers
   -----------------------------
   Name: Douglas Myers
   Its: President